UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2006

FMC Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1803 Gears Road, Houston, Texas		77067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 591-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

2006 Management Incentive Awards

On February 21, 2006, the Compensation Committee of the Board of Directors modified the annual target incentive percentages on which management incentive awards in the form of cash bonus awards will be based for 2006 under the Company’s Incentive Compensation and Stock Plan for certain participating managers, including named executive officers. Management incentive awards provide for annual cash incentives for achievement of both annual performance incentive ("API") targets and business performance incentive ("BPI") targets. The Compensation Committee oversees the Company’s Incentive Compensation and Stock Plan objectives and design as well as the setting of performance targets and approval of awards. For participating managers, including the Company’s named executive officers, the management incentive awards are determined using three variables: (1) the individual’s annual incentive target, which for 2006 will be based on a percentage of base salary ranging from 24% to 100%; (2) achievement of the API and BPI targets and (3) weightings for the objectives. For 2006 incentive awards, the API will comprise 30% of the total target incentive and the BPI will comprise 70% of the total target incentive for participating managers. BPI payments can range from 0 to 3 times the annual target incentive and will be based on Net Contribution and EBITDA growth targets. The API rating varies with individual performance versus annual performance objectives and can range from 0 to 2 times the annual target incentive.

Performance-Based Restricted Stock Awards

On February 21, 2006, the Compensation Committee of the Board of Directors approved the grant of performance-based restricted shares to the Company’s executive officers listed below as a new component of annual management incentive awards. The percentage of the total performance-based restricted share award the executive officer will be entitled to receive will be determined at the end of the measurement period and will be dependent upon the Company’s performance relative to a peer group of companies in the PHLX Oil Service Sector Index ("OSX") with respect to EBITDA growth, return on investment and return to shareholders for the fiscal year ending December 31, 2006. The final performance-based restricted share award that each executive officer will ultimately receive will be determined in February 2007 based on 2006 year-end results. The amount of the award will vary between 0-200% of the target award amount granted on February 21, 2006 depending on whether the Company’s full year performance on the three measures is determined to be above average, average or below average relative to the peer group of OSX companies, with one third of the total grant being tied to each of the three performance measures. For below-average performance on any of the three performance measures, an executive officer will receive 0% of the one-third portion of the grant tied to such performance measure, for average performance, 100% of one-third of the grant, and for above-average performance, 200% of one-third of the grant. The vesting period for performance restricted shares will be the same as the vesting period for restricted stock awards not subject to performance measures, which is 3 years from the grant date.

Performance-Based Restricted Share Target Grant by Executive Officer

Joseph H. Netherland: 22,843
Peter D. Kinnear: 8,473
William H. Schumann, III: 6,950
Charles H. Cannon, Jr.: 5,063
Robert L. Potter: 4,173

A form of the grant agreement for performance-based restricted share awards will be filed subsequent to their execution and delivery to each executive officer as an exhibit to the Company’s periodic report on Form 10-Q for the quarter ended March 31, 2006.

Executive Severance Agreements

On February 22, 2006, the Company’s Board of Directors approved the amendment and restatement of the Executive Severance Agreements that the Company previously entered into with its executive officers and other Company officers. The amendment and restatement of existing Executive Severance Agreements that the Company entered into with each of Joseph H. Netherland, William H. Schumann and Peter D. Kinnear will eliminate a provision which permitted these executive officers to continue to receive executive severance benefits following a change of control if they elected to terminate their employment within the thirteenth month after the occurrence of a change of control event defined in the agreement. The effect of this change will be to conform the terms of these executive officers’ Executive Severance Agreements to those granted to all other officers of the Company, with the exception of the length of the term of the severance benefits, all of which do not permit an officer to continue to receive severance benefits if the officer elects to terminate his or her employment voluntarily following the occurrence of a change of control. Other modifications will be made to certain definitions and to provisions of the Executive Severance Agreements that were relevant only prior to the separation of the Company from its former parent. A form of the amended and restated Executive Severance Agreement will be filed subsequent to the execution and delivery of the agreements as an exhibit to the Company’s periodic report on Form 10-Q for the quarter ending March 31, 2006.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 22, 2006, the Board of Directors of the Company amended its Code of Business Conduct and Ethics ("Code of Ethics"), which applies to all employees and directors of the Company, to clarify the description of the ethics reporting resources to which employees may report conduct that they believe violates the Company’s Code of Ethics to include the Company’s ethics reporting hotline that is administered by a third party. The ethics hotline has been in place since the inception of the Company in 2001 and provides an alternative to reporting a suspected code of ethics violation to a manager, supervisor, local human resources representative, lawyer responsible for the relevant business, the Company’s General Counsel or a member of the Board of Directors, and permits employees to remain anonymous if they wish to do so when making such a report. The Company’s code of ethics, as amended, has been posted on the Company’s website at www.fmctechnologies.com/corporate overview/corporate governance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC Technologies, Inc.

February 27, 2006	By:	/s/ William H. Schumann, III

Name: William H. Schumann, III
Title: Senior Vice President and Chief Financial Officer